                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[x]     Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to Section 240.14a-11(c) or
        Section 240.14a-12

                                   SICOR INC.
                (Name of Registrant as Specified In Its Charter)

                                       N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]     No fee required

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        1)       Title of each class of securities to which transaction applies:

                 ---------------------------------------------------------------

        2)       Aggregate number of securities to which transaction applies:

                 ---------------------------------------------------------------

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                 ---------------------------------------------------------------

        4)       Proposed maximum aggregate value of transaction:

                 ---------------------------------------------------------------

        5)       Total fee paid:

                 ---------------------------------------------------------------

[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)       Amount Previously Paid:

                 ---------------------------------------------------------------

        2)       Form, Schedule or Registration Statement No.:

                 ---------------------------------------------------------------

        3)       Filing Party:

                 ---------------------------------------------------------------

        4)       Date Filed:

                 ---------------------------------------------------------------

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                                 [Company Logo]
                                    19 Hughes
                            Irvine, California 92618
                                 (949) 455-4700

                                November __, 2001




Dear Stockholder:

         You are cordially invited to attend the Special Meeting of Stockholders which will be held on December 21, 2001, at 10:00 a.m., at the principal executive offices of SICOR Inc., located at 19 Hughes, Irvine, California.

         The formal notice of the Special Meeting and the Proxy Statement have been made a part of this invitation.

         After reading the Proxy Statement, please mark, date, sign and return, at an early date, the enclosed proxy in the prepaid envelope to ensure that your shares will be represented. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY OR ATTEND THE SPECIAL MEETING IN PERSON.

         The Board of Directors and Management look forward to seeing you at the meeting.

                                       Sincerely yours,




                                       Marvin Samson
                                       President and Chief Executive Officer

                                   SICOR INC.

                                  ------------

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD DECEMBER 21, 2001

                                  ------------


         The Special Meeting of Stockholders of SICOR Inc. (the "Company") will be held at the Company's principal executive offices, located at 19 Hughes, Irvine, California, on December 21, 2001, at 10:00 a.m., for the following purposes:

         1. To consider and vote upon a proposal to amend the Company's Restated Certificate of Incorporation, as amended, to increase the number of shares of Common Stock and Preferred Stock authorized for issuance.

         2. To consider and vote upon a proposal to amend the Company's 1997 Long-Term Incentive Plan.

         3. To transact such other business as may properly come before the Special Meeting and any adjournment of the Special Meeting.

         The Board of Directors has fixed the close of business on November 20, 2001, as the record date for determining the stockholders entitled to notice of and to vote at the Special Meeting and any adjournment of the Special Meeting. A complete list of stockholders entitled to vote will be available at the Secretary's office, 19 Hughes, Irvine, California, for ten days before the meeting.

         WHETHER YOU INTEND TO BE PRESENT AT THE SPECIAL MEETING OR NOT, WE URGE YOU TO MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY.

                                       By order of the Board of Directors.


                                       Wesley N. Fach
                                       Secretary

November __, 2001


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                                   SICOR INC.

                                  ------------

                                 PROXY STATEMENT

                                  ------------

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of SICOR Inc., a Delaware corporation ("SICOR" or the "Company"), of proxies in the accompanying form to be used at the Special Meeting of Stockholders to be held at the Company's principal executive offices, located at 19 Hughes, Irvine, California 92618 on December 21, 2001, and any adjournment of the Special Meeting (the "Special Meeting"). The shares represented by the proxies received in response to this solicitation and not revoked will be voted at the Special Meeting. A proxy may be revoked at any time before it is exercised by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date or by voting in person at the Special Meeting. On the matters coming before the Special Meeting for which a choice has been specified by a stockholder by means of the ballot on the proxy, the shares will be voted accordingly. If no choice is specified, the shares will be voted FOR approval of proposals 1 and 2 described in the Notice of Special Meeting and in this Proxy Statement.

         Stockholders of record at the close of business on November 20, 2001 are entitled to notice of and to vote at the Special Meeting. As of November 20, 2001 the Company had [_______________] shares of Common Stock outstanding and entitled to vote. Each holder of Common Stock is entitled to one vote for each share held as of the record date.

         Proposal 1 will be decided by the affirmative vote of a majority of the outstanding shares of the Company. Proposal 2 will be decided by the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote on such matter. Abstentions with respect to any matter are treated as shares present or represented and entitled to vote on that matter and thus have the same effect as negative votes. If shares are not voted by the broker who is the record holder of the shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to any matter, these non-voted shares are not deemed to be present or represented for purposes of determining whether stockholder approval of that matter has been obtained.

         The expense of printing and mailing proxy materials will be borne by the Company. In addition to the solicitation of proxies by mail, solicitation may be made by certain directors, officers and other employees of the Company by personal interview, telephone or facsimile. No additional compensation will be paid to such persons for such solicitation. The Company will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of the Company's Common Stock. The Company has retained [_________________] to assist in the solicitation of proxies at a cost of approximately $__________.

         This Proxy Statement and the accompanying form of proxy are being mailed to stockholders on or about November __, 2001.

                                    IMPORTANT

         WHETHER YOU INTEND TO BE PRESENT AT THE SPECIAL MEETING OR NOT, WE URGE YOU TO MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED POSTAGE-PREPAID RETURN ENVELOPE. THIS WILL NOT LIMIT YOUR RIGHTS TO ATTEND OR VOTE AT THE SPECIAL MEETING.

                                   PROPOSAL 1

       APPROVAL OF THE AMENDMENT OF THE COMPANY'S RESTATED CERTIFICATE OF
        INCORPORATION, AS AMENDED, TO INCREASE THE NUMBER OF AUTHORIZED
                   SHARES OF COMMON STOCK AND PREFERRED STOCK

         The Board of Directors has approved the amendment of the Company's Restated Certificate of Incorporation, as amended, (the "Certificate of Incorporation") to increase the number of authorized shares of Common Stock from 125,000,000 to 250,000,000 and to increase the number of authorized shares of Preferred Stock from 5,000,000 to 10,000,000. The Board of Directors recommends that the Company's stockholders approve this amendment.

         As of November 20, 2001, the Company had [_____________] shares of Common Stock outstanding. An additional [___________] shares of Common Stock were reserved for future issuance under the Company's stock plans, of which [____________] shares were covered by outstanding options and [_____________] shares were available for future grant or purchase (including 2,000,000 shares subject to stockholder approval pursuant to Proposal 2, which is described below). As of November 20, 2001, the Company had (i) designated 1,840,000 shares of Preferred Stock as $3.75 Convertible Exchangeable Preferred Stock of which 1,600,000 shares were outstanding, (ii) designated 200,000 shares of Preferred Stock as Series A Convertible Preferred Stock of which no shares were outstanding, (iii) designated 5,000 shares of Preferred Stock as Series I Participating Preferred Stock of which no shares were outstanding.

         The Board of Directors believes that the authorized Common Stock and Preferred Stock remaining available is not sufficient to enable the Company to respond to potential business opportunities and to pursue important objectives that may be anticipated. Accordingly, the Board of Directors believes that it is in the Company's best interests to increase the number of authorized shares of Common Stock and Preferred Stock as described above. The Board of Directors also believes that the availability of such shares will provide the Company with the flexibility to issue Common Stock or Preferred Stock for proper corporate purposes that may be identified by the Board of Directors from time to time, such as financings, acquisitions, strategic business relationships or stock dividends (including stock splits in the form of stock dividends). Further, the Board of Directors believes the availability of additional shares of Common Stock will enable the Company to attract and retain talented employees through the grant of stock options and other stock-based incentives. The issuance of additional shares of Common Stock or Preferred Stock may have a dilutive effect on earnings per share and, for a person who does not purchase additional shares to maintain his or her pro rata interest, on a stockholder's percentage voting power.

         The authorized shares of Common Stock and Preferred Stock in excess of those issued will be available for issuance at such times and for such corporate purposes as the Board of Directors may deem advisable without further action by the Company's stockholders, except as may be required by applicable laws or the rules of any stock exchange or national securities association trading system on which the securities may be listed or traded. Upon issuance, such shares of Common Stock will have the same rights as the outstanding shares of Common Stock. Holders of Common Stock do not have preemptive rights.

         Under the Company's Certificate of Incorporation, the Board of Directors has the authority to issue shares of Preferred Stock, in on ore more series, without stockholder approval, with such designations, powers and preferences and qualifications or limitations or restrictions that may be determined by the Board of Directors. If Proposal 1 is approved by the stockholders the additional 5,000,000 shares of Preferred Stock authorized under the Certificate of Incorporation will be subject to the same terms and conditions. The Board of Directors could authorize, without stockholder approval, the issuance of Preferred Stock with voting and conversion rights that could adversely affect the voting power and other rights of the holders of its Common Stock. Preferred Stock could be issued quickly with terms designed to delay or prevent a change in control or to make the removal of management more difficult. In certain circumstances, this could have the effect of decreasing the market price of its Common Stock.

         The Board of Directors does not intend to issue any Common Stock or Preferred Stock except on terms which the Board deems to be in the best interests of the Company and its then-existing stockholders.

         The Board of Directors does not recommend this proposed amendment with the intent to use the ability to issue additional Common Stock or Preferred Stock to discourage tender offers or takeover attempts. However, the availability of authorized Common Stock or Preferred Stock for issuance could render more difficult or discourage a merger, tender offer, proxy contest or other attempt to obtain control of the Company. The proposed amendment is not in response to any effort on the part of any party to accumulate material amounts of Common Stock or to acquire control of the Company by means of merger, tender offer, proxy contest or otherwise, or to change the Company's management. In addition, the proposal is not part of any plan by management to recommend a series of similar amendments to the Board of Directors and the stockholders.

         The text of the first paragraph of Paragraph A of Article IV of the Certificate of Incorporation, as it is proposed to be amended pursuant to this proposal, is as follows:

         "The total number of shares of all classes of capital stock which the corporation shall have authority to issue is Two Hundred Sixty Million (260,000,000) of which Two Hundred Fifty Million (250,000,000) shares of the par value of One Cent ($.01) each shall be Common Stock (the "Common Stock") and Ten Million (10,000,000) shares of the par value of One Cent ($.01) each shall be Preferred Stock (the "Preferred Stock")."

         The text of the first sentence of the first paragraph of Paragraph B of
Article IV of the Certificate of Incorporation, as it is proposed to be amended pursuant to this proposal, is as follows:

         "Of the Ten Million (10,000,000) shares of Preferred Stock, One Hundred Twenty-Five Thousand (125,000) shares shall be designated as "Series I Participating Preferred Stock." $0.01 par value per share."

         The affirmative vote of the holders of a majority of the Company's outstanding Common Stock is required to approve this proposal. If approved by the stockholders, the proposed amendment to the Company's Certificate of Incorporation will become effective upon the filing of a Certificate of Amendment with the Secretary of State of Delaware, which will occur as soon as reasonably practicable.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF THE AMENDMENT
                 OF THE COMPANY'S CERTIFICATE OF INCORPORATION.


                                   PROPOSAL 2
                        APPROVAL OF THE AMENDMENT OF THE
                    SICOR INC. 1997 LONG-TERM INCENTIVE PLAN


         At the special meeting of stockholders in February 1997, the stockholders of the Company approved the adoption of the SICOR Inc. Long-Term Incentive Plan under which 2,000,000 shares of Common Stock were reserved for issuance. At the Annual Meetings of Stockholders held on September 9, 1997, June 15, 1998, June 16, 1999, June 27, 2000 and May 31, 2001, the stockholders of the Company approved amendments to such plan to reserve an additional 5,700,000 shares of Common Stock under such plan. On November 6, 2001, the Board of Directors further amended the plan (as amended, the "1997 Long-Term Incentive Plan") (i) to reserve an additional 2,000,000 shares for issuance under the plan and (ii) to increase the number of shares that may be issued or transferred during any 12-month period to any Eligible Person pursuant to an Incentive Award or a Stock Appreciation Right unrelated to an Option from 250,000 to 1,500,000 (whether in the event of an option repricing during that 12-month period, or otherwise) subject to the approval of the Company's stockholders at the Special Meeting. The 1997 Long-Term Incentive Plan replaced the Company's 1990 Stock Plan effective February 26, 1997 and any shares not subject to exercise under the 1990 Stock Plan or which are not exercised because of forfeiture or termination of options granted under the 1990 Stock Plan are added to the shares available under the 1997 Long-Term Incentive Plan.

DESCRIPTION OF 1997 LONG-TERM INCENTIVE PLAN

         PURPOSE

         The purpose of the 1997 Long-Term Incentive Plan is to promote the interests of the Company and its stockholders by encouraging key individuals to acquire stock or to increase their proprietary interest in the Company. By providing the opportunity to acquire stock or receive other incentives, the Company seeks to attract and retain those key employees upon whose judgment, initiative and leadership, the success of the Company largely depends. While the maximum number of shares available for award is modest in comparison to the total number of shares of the Company Common Stock outstanding, the Company's Board of Directors believes that the 1997 Long-Term Incentive Plan will constitute an important means of compensating key employees.

         SHARES SUBJECT TO 1997 LONG-TERM INCENTIVE PLAN

         There are 9,700,000 shares of Company Common Stock (which number includes the 2,000,000 share increase that stockholders are being asked to approve) reserved for issuance under the 1997 Long-Term Incentive Plan. The 1997 Long-Term Incentive Plan replaced the 1990 Stock Plan. Under the 1990 Stock Plan, 6,383,334 shares of Company Common Stock have been reserved for issuance. The 1990 Stock Plan provided for the grant of both incentive stock options to employees only and nonstatutory stock options to employees, directors and independent consultants. The 1990 Stock Plan also provided for direct sale of shares to employees, directors and outside consultants. If any options granted under the 1990 Stock Plan for any reason expire or are canceled or otherwise terminated without having been exercised in full, the shares allocable to the unexercised portion of such options again become available for new grants under the 1997 Long-Term Incentive Plan. If shares issued under the 1990 Stock Plan are forfeited, they also become available for new grants under the 1997 Long-Term Incentive Plan.

         OUTSTANDING GRANTS

          As of November 20, 2001, options to purchase an aggregate of 5,555,260 shares of Company Common Stock at a weighted average exercise price of [$6.202] per share were outstanding under both the 1990 Stock Plan and the 1997 Long-Term Incentive Plan. The foregoing numbers do not include options granted to former employees. As of November 20, 2001, approximately [850] employees, [10] directors and [21] consultants or advisors were eligible to participate in both plans. On November __, 2001, the closing price of the Company's Common Stock on the Nasdaq National Market was [$_____] per share. In general, all employee stock options have been granted with exercise prices equal to the fair market value of the Company's Common Stock on the date of grant, as determined by the Stock Option Committee in accordance with the provisions of the plans. On January 25, 2000, however, Dr. Colla was granted a non-qualified option to purchase 25,000 shares with a fair market value of $7.625 per share and an exercise price of $6.481. Additionally, non-employee directors receive automatic grants of non-qualified options at an exercise price equal to 85% of the fair market value of Company Common Stock subject to the option on the effective date of the grant, as determined by the Stock Option Committee in accordance with the provisions of the plans (see "Compensation of Directors"). Of all options granted, 6,301,281 shares have been exercised. As of November 20, 2001, [1,630,224] shares of Company Common Stock had been issued for direct sale under the plans. As of November 20, 2001, a total of [2,302,119] shares of Company Common Stock were available for future awards under the 1997 Long-Term Incentive Plan. No shares remain available for grant under the 1990 Stock Plan.

         As of November __, 2001, the following persons or groups had in total received options to purchase shares or shares of Company Common Stock under either the 1990 Stock Plan or the 1997 Long-Term Incentive Plan: (i) the Chief Executive Officer, the former Chief Executive Officer and the other officers named in the Summary Compensation Table: Mr. Samson, 275,000 shares; Mr. Salvi, 200,000 shares; Mr. Cannon, 170,000 shares; Mr. Sayward, 145,000 shares; Mr. Becker, 345,000 shares; and Dr. Colla, 70,000 shares; (ii) all current executive officers of the Company as a group: [1,550,330] shares; (iv) all current directors who are not officers as a group: [666,000] shares; (v) each associate of any of such current directors, executive officers or nominees: no shares;
(vi) each person who has received five percent of options granted other than those included above: no shares; and (vii) all employees and consultants of the Company (excluding executive officers) as a group [4,551,992]. The foregoing numbers do not include options that were surrendered in connection with the grant of restricted stock awards.

         ADMINISTRATION

         The 1997 Long-Term Incentive Plan is administered by the Stock Option Committee (the "Committee"), composed of directors who are disinterested persons under Rule 16b-3 of the Exchange Act ("Rule 16b-3") or Code Section 162(m) and smaller committees of directors as established by the Company's Board. In the case of grants to persons who are not also insiders for purposes of Section 16 of the Exchange Act, the 1997 Long-Term Incentive Plan may be administered by officers who are not directors. The Company's Board may fill vacancies from time to time to remove or add members.

         The Committee selects those employees of the Company or its subsidiaries who will be eligible to receive awards under the 1997 Long-Term Incentive Plan. The 1997 Long-Term Incentive Plan provides that the Committee may grant to eligible individuals any combination of nonqualified stock options, incentive stock options, restricted stock, stock appreciation rights, performance awards, stock payments or dividend equivalents. Each grant will be memorialized in a separate agreement with the person receiving the grant. This agreement will indicate the type and terms of the award.

         NON-EMPLOYEE DIRECTOR GRANTS

         Non-employee directors are eligible to receive nonqualified stock options under the 1997 Long-Term Incentive Plan in the sole discretion of the Company's full Board. These grants are designed to comply with the provisions of Rule 16b-3 and are made at the conclusion of each regular annual meeting of stockholders to selected incumbent non-employee directors who will continue to serve on the Company's Board thereafter. The shares of Company Common Stock may be issued for past service by the non-employee directors and without payment of any purchase price. New non-employee directors may receive initial grants of nonqualified stock options unless they had received an initial grant at the conclusion of the annual stockholder meeting in the same calendar year.

         Total shares available to non-employee directors may not exceed 15% of the maximum number of shares available under the 1997 Long-Term Incentive Plan.

         STOCK OPTIONS

         Nonqualified stock options provide the right to purchase shares of Company Common Stock at a price which is not less than 85% of the fair market value of Company Common Stock subject to the option on the effective date of the grant. These options are granted for a term which may not exceed ten years.

         Incentive stock options comply with the provisions of the Code and are subject to restrictions contained in the Code. Incentive stock options are granted with an exercise price of not less than 100% of the fair market value of the Company Common Stock subject to the option on the date of grant and will extend for a term of up to ten years. Incentive stock options granted to persons who own more than 10% of the combined voting power of the Company's outstanding securities must be granted at prices which are not less than 110% of fair market value on the date of grant and may not extend for more than five years from the date of grant.

         The option exercise price must be paid in full at the time of exercise. The price may be paid in cash or, as acceptable to the Committee, by loan made by the Company to the participant, by arrangement with a broker where payment of the option price is guaranteed by the broker, by the surrender of shares of the Company owned by the participant exercising the option and having a fair market value on the date of exercise equal to the option price, or by any combination of the foregoing equal to the option price.

         Options for employees have such other terms and are exercisable in such manner and at such times as the Committee may determine. As noted below, all awards under the 1997 Long-Term Incentive Plan vest fully and immediately upon death, disability or upon a change in control. In addition, an option agreement for an employee may provide for accelerated exercisability in the case of other events as determined by the Committee.

         The Committee may, at any time prior to exercise and subject to consent of the participant, amend, modify or cancel any options previously granted and may or may not substitute in their place options at a different price and of a different type under different terms or in different amounts.

         RESTRICTED STOCK

         Restricted stock may be granted or sold to employees for prices determined by the Committee and subject to such restrictions as may be appropriate. Typically restricted stock is forfeited and is resold to the Company at cost in the event that "vesting" is not achieved by virtue of seniority or performance or other criteria. In general, restricted shares may not be sold, transferred or hypothecated until restrictions are removed or expire. Purchasers of restricted stock, unlike recipients of options, have voting rights and receive dividends, if any, prior to the time when the restrictions lapse.

         STOCK APPRECIATION RIGHTS

         Stock appreciation rights ("SARs") may be granted in tandem with stock options or separately. If SARs are granted in tandem with options, the options may be either nonqualified or incentive stock options. SARs granted by the Committee in tandem with stock options will provide for payments to grantees based upon increases in the price of Company Common Stock over the exercise price of the related option. The SARs will provide that the holder of the SARs may exercise the SARs or the option in whole or in part, but the aggregate exercise may not cover more than the aggregate number of shares upon which the value of the SARs is based. SARs granted in tandem with options may not extend beyond the term of the related option. SARs will be transferable only to the extent that the related option is transferable. The Committee may elect to pay SARs in cash or in Company Common Stock or in a combination of cash and Company Common Stock.

         SARs which are issued separately from options will provide for payments based upon increases in the price of Company Common Stock over the fair market value of Company Common Stock or the book value of Company Common Stock on the date of grant. The Committee will determine whether fair market value or book value will be the appropriate measure. As with other SARs, upon exercise the Committee may determine to pay the SARs in cash or in Company Common Stock or in a combination of cash and Company Common Stock.

         PERFORMANCE AWARDS, COMMON STOCK PAYMENTS AND DIVIDEND EQUIVALENTS

         Performance awards may be granted by the Committee on an individual basis. Generally these awards will be paid in cash and will be based upon specific agreements.

         The Committee may approve a payment in Company Common Stock to any employee who otherwise may be entitled to a cash payment other than base salary (e.g., a bonus). Similarly, the Committee may award shares as dividend equivalents with respect to grants of options or SARs.

         SECTION 162(M)

         In order to permit maximum deductibility of compensation relating to awards of stock options and SARs, a limitation has been imposed upon the number of such awards which may be made under the 1997 Long-Term Incentive Plan. Specifically, no more than 1,500,000 (whether in the event of an option repricing during that 12-month period, or otherwise) shares of Company Common Stock shall be subject to stock options and SARs that are granted annually under the 1997 Long-Term Incentive Plan to any one employee. A maximum of 9,700,000 shares has been authorized for award under the 1997 Long-Term Incentive Plan plus shares which are not subject to grants under the 1990 Stock Plan as of the effective date, and shares which become available because options under the 1990 Stock Plan are forfeited or terminated.

         OTHER PROVISIONS

         The 1997 Long-Term Incentive Plan contains customary provisions relating to adjustments for increases or decreases in the number and kind of Company securities. Furthermore, all awards under the 1997 Long-Term

Incentive Plan vest fully and immediately upon death, disability or upon a change in control. "Change in control" includes tender offers, mergers, sales of substantially all Company assets, change in a majority of the Company Board over a two-year period and the acquisition of more than 30% of the outstanding shares of Company Common Stock by a person who did not previously own 30% of such stock.

         The 1997 Long-Term Incentive Plan will expire ten years after its initial effective date, unless it is terminated before then by the Company's Board of Directors.

         The Company's Board of Directors may amend, suspend or terminate the 1997 Long-Term Incentive Plan at any time without further action of the Company's stockholders except with respect to the accelerated vesting or share adjustment provisions and as required by applicable law.

FEDERAL INCOME TAX CONSEQUENCES

         The following discussion of the federal income tax consequences of the 1997 Long-Term Incentive Plan as it relates to nonqualified stock options, incentive stock options and share awards is intended to be a summary of applicable federal law. State and local tax consequences may differ.

         OPTIONS

         Incentive stock options and nonqualified stock options are treated differently for federal income tax purposes. Incentive stock options are intended to comply with the requirements of Section 422 of the Code. Nonqualified stock options need not comply with such requirements.

         An optionee is generally not taxed on the grant or exercise of an incentive stock option. The difference between the exercise price and the fair market value of the shares on the exercise date will, however, be a preference item for purposes of the alternative minimum tax. If an optionee holds the shares acquired upon exercise of an incentive stock option for at least two years following grant and at least one year following exercise, the optionee's gain, if any, upon a subsequent disposition of such shares is a long-term capital gain (or loss). The measure of the gain is the difference between the proceeds received on disposition and the optionee's basis in the shares (which generally equals the exercise price). If an optionee disposes of stock acquired pursuant to exercise of an incentive stock option before satisfying the one and two-year holding periods described above, the optionee will recognize both ordinary income and capital gain (or loss) in the year of disposition. The amount of the ordinary income will be the lesser of the amount realized on disposition less the optionee's adjusted basis in the stock (usually the option price) or (ii) the difference between the fair market value of the stock on the exercise date and the option price. The balance of the consideration received on such a disposition will be long-term capital gain if the stock had been held for at least one year following exercise of the incentive stock option. The Company is not entitled to an income tax deduction on the grant or exercise of an incentive stock option or on the optionee's disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, the Company will be entitled to a deduction in the year the optionee disposes of the shares, in an amount equal to the ordinary income recognized by the optionee.

         An optionee is not taxed on the grant of a nonqualified stock option. On exercise, however, the optionee recognizes ordinary income equal to the difference between the option price and the fair market value of the shares on the date of exercise. The Company is entitled to an income tax deduction in the year of exercise in the amount recognized by the optionee as ordinary income. Any gain on subsequent disposition of the shares is a long-term capital gain if the shares are held for at least one year following exercise. The Company does not receive a deduction for this gain.

         SHARE AWARDS

         If a participant is awarded or purchases shares, the amount by which the fair market value of the shares on the date of award or purchase exceeds the amount paid for the shares will be taxed to the participant as ordinary income. The Company will be entitled to a deduction in the same amount provided it makes all required withholdings on the compensation element of the sale or award. The participant's tax basis in the shares acquired is equal to the share's fair market value on the date of acquisition. Upon a subsequent sale of any shares, the participant will realize capital gain or loss (long-term or short-term, depending on whether the shares were held for more than one year before the sale) in an amount equal to the difference between his or her basis in the shares and the sale price.

         If a participant is awarded or purchases shares that are subject to a vesting schedule, the participant is deemed to receive an amount of ordinary income equal to the excess of the fair market value of the shares at the time they vest over the amount (if any) paid for such shares by the participant. The Company is entitled to a deduction equal to the amount of the income recognized by the participant.

         Code Section 83(b) permits a participant to elect, within 30 days after the transfer of any shares subject to a vesting schedule to him or her, to be taxed at ordinary income rates on the excess of the fair market value of the shares at the time of the transfer over the amount (if any) paid by the participant for such shares. Withholding taxes apply at that time. If the participant makes a Section 83(b) election, any later appreciation in the value of the shares is not taxed as ordinary income, but instead is taxed as capital gain when the shares are sold or transferred.

1997 LONG-TERM INCENTIVE PLAN BENEFITS

         The Committee has full discretion to determine the number, type and value of awards to be granted to key employees under the 1997 Long-Term Incentive Plan. Therefore, the benefits and amounts that will be received by each of the named executive officers, the executive officers as a group and all other key employees are not determinable.

         The text of Section 3(a) of the 1997 Long-Term Incentive Plan, as it is proposed to be amended pursuant to this proposal, is as follows:

         "3.      SHARES OF COMMON STOCK SUBJECT TO THE PLAN.

         (a) Subject to the provisions of Sections 3(c) and 15 of the Plan, the aggregate number of shares of Common Stock that may be issued or transferred pursuant to Incentive Awards or covered by Stock Appreciation Rights unrelated to Options under the Plan shall not exceed 9,700,000, and the number of shares that may be issued or transferred during any 12-month period to any Eligible Person pursuant to an Incentive Award or a Stock Appreciation Right unrelated to an Option shall not exceed 1,500,000 (whether in the event of an option repricing during that 12-month period, or otherwise). Additionally, the number of shares of Common Stock available under the Company's 1990 Stock Plan (whether by forfeiture, termination or nongrant) shall also become available under this Plan."

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF THE AMENDMENT
                OF THE SICOR INC. 1997 LONG-TERM INCENTIVE PLAN.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS


EXECUTIVE OFFICERS

         Information is set forth below concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended December 31, 1998, 1999 and 2000, of those persons who were at December 31, 2000, the Chief Executive Officer and the other four most highly compensated executive officers of the Company whose salary and bonus exceeded $100,000 (the "Named Executive Officers").



                           SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM COMPENSATION
                                                                                 ------------------------
                                               ANNUAL COMPENSATION                        AWARDS
                                    -------------------------------------------- ------------------------
                                                                    OTHER        RESTRICTED  SECURITIES      ALL OTHER
         NAME AND                                                   ANNUAL         STOCK     UNDERLYING      COMPEN-
   PRINCIPAL POSITION        YEAR      SALARY($)     BONUS($)    COMPENSATION($)  AWARDS($)   OPTIONS(#)     SATION($)
------------------------     ----  --------------- ------------  --------------- ----------- -------------  -----------
Carlo Salvi                  2000   $199,914(1)       --                                        --            --
President and Chief          1999   $ 50,606(1)       --              --            --          --            --
Executive Officer            1998   $ 71,391(1)       --              --            --       150,000          --



Michael D. Cannon            2000   $338,439(2)   $223,256            --            --        10,000      $  7,703(3)(8)
Executive Vice President     1999   $323,850(2)   $129,465            --            --        10,000      $117,764(3)(4)(8)
and                          1998   $312,018(2)   $ 26,458            --            --       140,000      $  3,168(3)
President, Biotechnology
Division
John W. Sayward              2000   $248,063      $148,838            --            --        10,000      $ 17,970(3)(8)
Executive Vice President,    1999   $236,250      $ 97,099            --            --        10,000      $  5,280(3)(8)
  Finance, Chief Financial   1998   $225,212      $ 17,719            --            --        40,000      $106,871(3)(5)
  Officer and Treasurer




Frank C. Becker              2000   $350,000      $262,500            --            --        10,000      $  1,170(3)
Executive Vice President     1999   $202,392(6)   $ 83,912            --            --       100,000      $    540(3)
and
  Chief Operating Officer

Gianpaolo Colla              2000   $259,697(7)   $ 95,556            --            --        35,000      $ 17,110(8)
Executive Vice President,    1999   $291,329(7)       --              --            --          --        $ 33,545(8)
  Italian Operations
----------


(1) As converted into U.S. dollars based on the average currency exchange rate for the year in which earned. Represents 415,999,044, 92,068,000 and 121,000,000 Italian Lira, the amounts received by Mr. Salvi as Vice President of Sicor S.p.A. for 2000, Vice President and Chairman of the Board of Sicor S.p.A. for 1999, and Chairman of the Board of Sicor S.p.A. for 1998, respectively. Mr. Salvi, who served as President and Chief Executive Officer of the Company through September 9, 2001, did not receive a salary for his services in such capacities.
(2) Includes 16,000,000 Italian Lira (approximately $7,690) Mr. Cannon receives in compensation for his services as a director of Sicor S.p.A.
(3)      Includes amounts paid by the Company for life insurance premiums.
(4) Includes the reimbursement amount paid to Mr. Cannon to relocate from Orange County to San Diego County.

(5) Includes a $105,000 retention bonus which Mr. Sayward received in exchange for waiving certain provisions of his severance agreement with the Company, which amount, after deduction for taxes and through agreement with the Company, was applied towards the purchase of shares of Common Stock.
(6) Mr. Becker was elected Chief Operating Officer of the Company on June 3, 1999 and his salary for 1999 reflects a partial year of employment.
(7) As converted into U.S. dollars based on the average currency exchange rate for the year in which earned. Represents 540,400,640 and 530,015,000 Italian Lira for 2000 and 1999, respectively.
(8)      Includes auto allowance paid by the Company.

COMPENSATION OF DIRECTORS

         The members of the Board of Directors who were not employees of the Company received an annual retainer of $15,000 in 2000 and were reimbursed for reasonable expenses incurred in connection with meetings of the Board of Directors and its committees. Effective in June 2000, non-employee directors were also compensated $1,000 for each committee meeting attended by such directors in person and $500 for each telephonic committee meeting attended. In addition, continuing non-employee directors (other than Mr. Panoz) receive automatic grants of options to purchase 7,500 shares of the Company's Common Stock at the conclusion of each annual meeting of stockholders which vest in full upon the earlier to occur of either (i) the conclusion of the next annual meeting or (ii) one year following the date of grant. New non-employee directors receive a similar one-time grant of options to purchase 25,000 shares of the Company's Common Stock which vest ratably on a daily basis over a four-year period.

         On November 6, 2001 the Board of Directors granted options to Mr. Marvin Samson to purchase 1,000,000 shares of Common Stock. These options are fully vested. The Board also granted to Mr. Samson options to purchase 200,000 shares which will vest over a three year period. In each of these cases the exercise price, which under the plan may not be less than 85% of the fair market value at the date of grant, will be determined by the Board of Directors following the Special Meeting of Stockholders. Mr. Samson had previously received options to purchase 250,000 shares of Common Stock with an exercise price of $10.12, of which 125,000 vested immediately. The options for the remaining 125,000 shares vest over a three year period.

         In connection with Mr. Panoz agreeing to act as the non-executive Chairman of the Board of the Company and to provide certain other services to the Company, the Company has agreed to pay Mr. Panoz an annual fee of $200,000 and granted Mr. Panoz options to purchase 500,000 shares of the Company's Common Stock at an exercise price of $4.288 per share which vested in increments of 100,000 for each $100,000,000 increase in the Company's market capitalization, prior to February 28, 2000, over $500,000,000. At February 28, 2000, all of the 500,000 shares had vested. Under the terms of the agreement, Mr. Panoz will also receive a bonus of $1,000,000, payable in equal annual installments over a ten-year period, in cash or, at the option of the Company, in stock of the Company since the Company's market capitalization, prior to February 28, 2000, exceeded $1,000,000,000. The agreement may be terminated by either party on 30 days' advance notice in writing; however if the Company terminates the agreement, it will pay Mr. Panoz the difference between $200,000 and any amounts previously paid during the year in which the agreement is terminated.

         Mr. Salvi, as Vice President and a member of the Board of Directors of Sicor S.p.A. is entitled to receive 416,000,000 Italian Lira (approximately $199,914) per year. Michael Cannon, as a member of the Sicor S.p.A. Board of Directors, is entitled to receive 16,000,000 Italian Lira (approximately $7,690) per year. Dr. Colla, as Chairman of the Board and Managing Director of Sicor S.p.A. is entitled to receive 540,400,640 Italian Lira (approximately $259,700) per year. In addition, on February 25, 2000, in recognition of their services as Executive Vice Presidents of the Company, Messrs. Becker, Cannon and Sayward and Dr. Colla were each granted options to purchase 10,000 shares of the Company's Common Stock. The above options are exercisable at an exercise price of $9.75 per share and vest over a period of four years, with a vesting start date of January 1, 2000. On January 25, 2000, Dr. Colla, in recognition of his services to the Company, was granted options to purchase 25,000 shares of the Company's Common Stock exercisable at an exercise price of $6.481 per share and vesting over a period of four years.

SEVERANCE AGREEMENTS

         The Company is a party to a Severance Agreement with Mr. Sayward. Pursuant to this agreement, if, within the first 12-month period after the occurrence of a change in control of the Company, (a) Mr. Sayward voluntarily resigns for good reason or (b) the Company terminates Mr. Sayward's employment for any reason other than cause or disability, or (c) if the Company terminates Mr. Sayward's employment because his position has been eliminated in connection with a restructuring or reduction in force, as determined by the Company, Mr. Sayward will be entitled to receive a severance payment during a specified continuation period at an annual rate equal to the sum of his base compensation at the annual rate in effect on the date when the termination of his employment with the Company is effective plus the arithmetic mean of his annual bonuses for the last three calendar years completed prior to the date when the termination of his employment with the Company is effective. Further, the continuation period is treated as employment for purposes of determining Mr. Sayward's vesting in any stock options and shares of restricted stock granted to him by the Company.

         Pursuant to an employment arrangement with Mr. Samson, in the event that (a) Mr. Samson voluntarily resigns for good reason or (b) the Company terminates Mr. Samson's employment for any reason other than cause or disability, or (c) if prior to September 9, 2004, the Company terminates Mr. Samson's employment following a change in control, Mr. Samson will be entitled to receive a severance payment during a specified continuation period at an annual rate equal to the sum of his base compensation. Further, the continuation period is treated as employment for purposes of determining Mr. Samson's vesting in any stock options and shares of restricted stock granted to him by the Company.

         The Company is also party to an agreement with Mr. Becker pursuant to which, if Mr. Becker is terminated by the Company without cause, he will be entitled to receive any balance of his salary under the three-year term of such agreement as if he had continued as an employee.

STOCK OPTIONS

         The following tables summarize option grants and exercises during 2000 to or by the Chief Executive Officer and the Named Executive Officers, and the value of the options held by such persons at the end of 2000. The Company does not grant Stock Appreciation Rights.

                                               OPTION GRANTS IN FISCAL 2000


                                                  INDIVIDUAL GRANTS(1)                        POTENTIAL REALIZABLE
                            ------------------------------------------------------------        VALUE AT ASSUMED
                              NUMBER OF       PERCENT OF                                        ANNUAL RATES OF
                             SECURITIES      TOTAL OPTIONS                                     STOCK APPRECIATION
                             UNDERLYING       GRANTED TO        EXERCISE                       FOR OPTION TERM(2)
                               OPTIONS       EMPLOYEES IN        OR BASE      EXPIRATION   ------------------------
        NAME                  GRANTED(#)    FISCAL YEAR 2000    PRICE($/SH)      DATE        5%($)           10%($)
----------------------      -------------  -----------------  -------------  -----------   -----------   ----------
Carlo Salvi                      --                --               --            --            --            --

Michael D. Cannon             10,000             1.064           $9.750        2/25/10       $61,317.23   $155,389.89

John W. Sayward               10,000             1.064           $9.750        2/25/10       $61,317.23   $155,389.89

Frank C. Becker               10,000             1.064           $9.750        2/25/10       $61,317.23   $155,389.89

Gianpaolo Colla               25,000             2.659           $6.481        1/25/10      $148,483.04   $332,407.16
                              10,000             1.064           $9.750        2/25/10       $61,317.23   $155,389.89
----------

(1) Generally, options become exercisable ratably on a daily basis over a four-year period and vest in full in the event of a change in control with respect to the Company and in the event of the death of the optionee. The exercise price per share of options granted in 2000 represented the fair market value of the underlying shares on the date of grant. Generally, options granted have a term of 10 years, subject to earlier termination in certain events related to termination of employment.
(2) The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Common Stock price.

         AGGREGATED OPTION EXERCISES IN FISCAL 2000 AND VALUE OF OPTIONS

                              AT END OF FISCAL 2000

                                                             NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                            UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                              OPTIONS AT END OF             OPTIONS AT END OF
                                                                FISCAL 2000(#)                FISCAL 2000($)(1)
                           SHARES ACQUIRED      VALUE     -------------------------   -------------------------
         NAME               ON EXERCISE(#)    REALIZED($) EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE
------------------         ---------------    ----------- -------------------------   ---------------------------
Carlo Salvi                      --              --             143,943/6,057            $1,412,512.65/$59,437.34

Michael D. Cannon                --              --             137,136/22,864          $1,345,959.34/$186,935.65

John W. Sayward                  --              --             119,853/15,145          $1,198,618.02/$112,692.61

Frank C. Becker                  --              --             118,412/16,588          $1,222,043.12/$137,386.88

Gianpaolo Colla                  --              --             32,307/27,693            $293,396.57/$197,733.42

----------
(1) Calculated on the basis of the fair market value of the underlying securities at December 31, 2000 ($14.438), minus the exercise price.

                REPORT TO STOCKHOLDERS ON EXECUTIVE COMPENSATION

         The Compensation Committee and the Stock Option Committee of the Board of Directors of the Company (the "Committees") are pleased to present their report on executive compensation. This report is provided by the Committee to assist stockholders in understanding the Committees' objectives and procedures in establishing the compensation of the Company's executive officers and describes the basis on which compensation determinations for 2000 were made by the Committees. In making their determination, the Committees have relied, in part, on geographic and competitive considerations, independent surveys of compensation of management of companies in the pharmaceutical industry, including companies included in the Nasdaq Pharmaceutical Stock Index used in the Company's Stock Price Performance Graph set forth in this proxy statement, and recommendations of management.

COMPENSATION PHILOSOPHY AND OBJECTIVES

         The Committees believe that compensation of the Company's executive officers should:

         - Encourage creation of stockholder value and achievement of strategic corporate objectives.

         - Integrate compensation with the Company's annual and long-term corporate objectives and strategy, and focus executive behavior on the fulfillment of those objectives.

         -        Recognize individual initiative, effort and accomplishment.

         - Provide a competitive total compensation package that enables the Company to attract and retain, on a long-term basis, high caliber personnel.

         - Provide a total compensation opportunity that is competitive with companies in the pharmaceutical industry, taking into account relative company size, stage of development, performance and geographic location as well as individual responsibilities and performance.

         - Align the interests of management and stockholders and enhance stockholder value by providing management with longer term incentives through equity ownership by management.

KEY ELEMENTS OF EXECUTIVE COMPENSATION

         The Company's existing compensation structure for executive officers generally includes a combination of base salary, bonus, and stock options. In 2000, the Company continued its focus as an operating international pharmaceutical company. Pursuant with this focus, the Committees determined that the Company's compensation policy for the executive officers should be based on the Company's achievement of its revenue and profitability goals established with the Board of Directors, as well as the individual contributions and achievements of each executive officer. To insure that each element of the Company's compensation structure reflected this policy across all of the Company's divisions worldwide, the Committees engaged an outside consultant, the Hay Group, to review the Company's salary, bonus and stock option policies and to recommend to the Committees any appropriate changes to those policies.

         BASE SALARY

         Compensation levels are largely determined through comparisons with companies of similar size and complexity in the pharmaceutical industry and companies with which the Company competes for key personnel. Cash compensation for the Company's executive officers is generally targeted at the median of the companies reviewed. In establishing base salaries for 2000 the Committees considered, among other things, the Company's achievements in advancing its products and accomplishing other business objectives, and the individual contributions and achievements of each executive officer. Actual compensation is based on an evaluation of job responsibilities for the position, comparisons of compensation levels, Company achievements and individual performance. Individual performance is evaluated by reviewing organizational and management development progress against individual contributions and achievements and the degree to which teamwork and Company values are fostered. At the beginning of fiscal 2000, goals were established for the Company and approved by the Board of Directors. Goals set for 2000 included meeting certain revenue and profitability targets; obtaining approval of multiple ANDAs; the filing of key additional ANDAs at Gensia Sicor Pharmaceuticals; and the expansion of the Company's product portfolio. Compensation levels for the executive officers are competitive within a range that the Committees consider to be reasonable and necessary.

         BONUS

         The Committees may award bonuses under its Key Employee Incentive Plan at the end of the fiscal year based on the Company's achievements and the individual's contributions to those achievements, if it deems such an award to be appropriate. This award may be in the form of restricted stock in lieu of cash. The Company establishes a bonus pool based on a percentage of the net earnings of the Company in awarding such bonuses. Based on the Company's 2000 net earnings, the Committees decided in February 2001 to award bonuses for 2000 to certain executive officers and employees.

         STOCK OPTIONS

         The Company's 1990 Stock Plan and 1997 Long Term Incentive Plan are administered by the Company's Stock Option Committee, which is a committee of outside directors of the Company. The Stock Option Committee believes that by providing those persons who have substantial responsibility for the management and growth of the Company with an opportunity to increase their ownership of Company stock, the best interest of stockholders and executives will be closely aligned. Therefore, executive officers, as well as all employees, are eligible to receive stock options from time to time, giving them the right to purchase shares of Common Stock of the Company at a specified price. The number of stock options granted to executive officers, including the Chief Executive Officer, is based on the Company's achievements during the year and the individual's contributions to those achievements, individual performance and a review of data on the range of aggregate annual option grants compared to the number of shares of stock outstanding for officers with similar duties and titles at pharmaceutical companies taking into account differences in such companies' stock prices, stage of development, achievements and the like.

2000 CEO COMPENSATION

         Mr. Salvi, the Company's former President and Chief Executive Officer who served is such capacities through September 9, 2001, did not receive a salary as the President and Chief Executive Officer of the Company, but did receive an annual salary of 416,000,000 Italian Lira (approximately $200,000) in his capacity as Vice President of Sicor S.p.A. This salary was set by the Board of Directors of Sicor S.p.A. in March 2000 and was based principally on a comparison with salaries paid to other officers performing comparable duties in other Italian companies of similar size. The Compensation Committee has determined that the salary set by the Sicor S.p.A. Board for Mr. Salvi is appropriate given his duties at Sicor S.p.A.

MISCELLANEOUS

         Section 162(m) of the Internal Revenue Code (the "Code") was enacted in 1993 and took effect for fiscal years beginning in 1994. Section 162(m) disallows the deductibility by the Company of any compensation over $1 million per year paid to each of the chief executive officer and the four other most highly compensated executive officers, unless certain criteria are satisfied. The Board of Directors amended the 1990 Stock Plan to, among other things, qualify for an exemption from the $1 million limit on deductions under Section 162(m) with respect to option grants under the 1990 Stock Plan. The 1997 Long-Term Incentive Plan, which replaced the 1990 Stock Plan in February 1997 also qualifies for such exemption with respect to grants under such plan.

         This Compensation Committee and Stock Option Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference, and shall not otherwise be deemed filed under such Acts.


                  COMPENSATION COMMITTEE        STOCK OPTION COMMITTEE
                  Herbert J. Conrad             Herbert J. Conrad
                  Marvin S. Samson              Marvin S. Samson


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The members of the Stock Option Committee during 2000 were Herbert J. Conrad and Marvin S. Samson. Carlos A. Ferrer, a former director of the Company, served as a member of the Stock Option Committee for part of 2000. The members of the Compensation Committee during 2000 were Herbert J. Conrad and Marvin S. Samson. Carlo Salvi and Frank C. Becker served as members of the Compensation Committee for Part of 2000. Mr. Salvi was the Company's President, Chief Executive Officer through September 9, 2001 and is a principal stockholder.

                          STOCK PRICE PERFORMANCE GRAPH


         The following graph illustrates a comparison of the cumulative total stockholder return (change in stock price plus reinvested dividends) of the Company's Common Stock with the CRSP Total Return Index for The Nasdaq Stock Market (U.S. and Foreign) (the "Nasdaq Composite Index") and the CRSP Total Return Index for Nasdaq Pharmaceutical Stocks (the "Nasdaq Pharmaceutical Index"). The comparisons in the graph are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the Company's Common Stock.


                                    [GRAPH]

                            12/29/95    12/31/96   12/31/97   12/31/98    12/31/99   12/29/00
SICOR Inc.                   $100.00      $88.19    $110.67     $86.29     $147.62    $275.05
Nasdaq Composite              100.00      122.43     149.45     206.99      385.90     233.03
Nasdaq Pharmaceutical         100.00      100.14     103.19     130.98      246.87     307.90


         Assumes a $100 investment on December 29, 1995 in each of the Company's Common Stock, the securities comprising the Nasdaq Composite Index, and the securities comprising the Nasdaq Pharmaceutical Index.

         The Nasdaq Pharmaceutical Index includes all companies listed on The Nasdaq Stock Market within SIC Code 283. A list of those companies included in the Nasdaq Pharmaceutical Index may be obtained by contacting Wesley N. Fach, Secretary, at (949) 455-4700.

                              STOCKHOLDER PROPOSALS

         Proposals of stockholders submitted pursuant to Rule 14a-8 under the Securities and Exchange Act of 1934, as amended (the "Exchange Act") and intended to be presented for consideration at the Company's 2002 Annual Meeting of Stockholders must be received by the Company not later than December 27, 2001 in order to be considered for inclusion in the Company's proxy materials for that meeting.

         The Company's bylaws also establish an advance notice procedure with respect to certain stockholder proposals and director nominations. If a stockholder wishes to have a stockholder proposal considered at the Company's next annual meeting, the stockholder must give timely notice of the proposal in writing to the Secretary of the Company. To be timely, a stockholder's notice of the proposal must be delivered to, or mailed and received at the executive offices of the Company not less than 50 days nor more than 75 days prior to the proposed date of the annual meeting of 2002; provided, however, that if less than 65 days notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice of the proposal to be timely must be received no later than the 15th day following the day on which such notice of the date of the annual meeting is mailed or public disclosure of the meeting date is given.



                                  OTHER MATTERS

         The Board of Directors knows of no other business that will be presented at the Special Meeting. If any other business is properly brought before the Special Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

         Any stockholder or stockholder's representative who, because of a disability, may need special assistance or accommodation to allow him or her to participate at the Special Meeting may request reasonable assistance or accommodation from the Company by contacting SICOR Inc., 19 Hughes, Irvine, California 92618, (949) 455-4700. To provide the Company sufficient time to arrange for reasonable assistance or accommodation, please submit all requests by December 14, 2001.

         Whether you intend to be present at the Special Meeting or not, we urge you to return your signed proxy promptly.

                                       By order of the Board of Directors.




                                       Wesley N. Fach
                                       Secretary

                                   SICOR INC.
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                    FOR SPECIAL MEETING ON DECEMBER 21, 2001

         JOHN W. SAYWARD and WESLEY N. FACH, or each of them, each with the power of substitution, are hereby authorized to represent as proxies and vote all shares of stock of SICOR Inc. (the "Company") the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held at 19 Hughes, Irvine, California on December 21, 2001 at 10:00 a.m. or at any postponement or adjournment thereof, and instructs said proxies to vote as follows:

Shares represented by this proxy will be voted as directed by the stockholder. IF NO SUCH DIRECTIONS ARE INDICATED, THE PROXIES WILL HAVE AUTHORITY TO VOTE FOR ITEMS 1 AND 2.

                  (continued and to be signed on reverse side)





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



           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

                                                                 Please Mark
                                                                your vote as /X/
                                                                indicated in
                                                                this example




      WITHHOLD
      AUTHORITY
   to vote for all
nominees listed below                                                FOR      AGAINST    ABSTAIN


    1.   To approve the amendment of the Company's Certificate of
         Incorporation:

    2.   To approve the amendment to the 1997 Long-Term Incentive
         Plan:












                                PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD
                                          PROMPTLY, USING THE ENCLOSED ENVELOPE.


Signature(s)                                              Dated:          , 2001


Please sign exactly as your name or name(s) appear on this proxy. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If shares are held jointly, each holder should sign.


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